EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 2, 2020, with respect to the consolidated financial statements and internal control over financial reporting, included in the Annual Report of Redwood Trust, Inc. on Form 10-K for the year ended December 31, 2019. We consent to the incorporation by reference of said reports in the Registration Statements of Redwood Trust, Inc. on Form S-3 (File No. 333-231338, effective May 9, 2019) and on Forms S-8 (File Nos. 333-89302, effective May 29, 2002; 333-89300, effective May 29, 2002; 333-90592, effective June 17, 2002; 333-116395, effective June 10, 2004; 333-136497, effective August 10, 2006; 333-155154, effective November 6, 2008; 333-162893, effective November 5, 2009; 333-176102, effective August 5, 2011; 333-183114, effective August 7, 2012; 333-183116, effective August 7, 2012; 333-190529, effective August 9, 2013; 333-190530, effective August 9, 2013; 333-196247, effective May 23, 2014, 333-197990, effective August 8, 2014; 333-226721, effective August 9, 2018; 333-229985, effective March 1, 2019; and 333-233158, effective August 9, 2019).
/s/ GRANT THORNTON LLP
Newport Beach, California
March 2, 2020